UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

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Filed by a Party other than the Registrant [   ]

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[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant toss.240.14a-12

FIRST BUSINESS FINANCIAL SERVICES, INC.
(Name of Registrant as Specified in its Charter)

______________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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FIRST BUSINESS FINANCIAL SERVICES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 5, 2008

To the Shareholders of
   First Business Financial Services, Inc.:

        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of First Business Financial Services, Inc. (the “Company”) will be held on Monday, May 5, 2008, at 6:00 P.M., local time, at the Fluno Center for Executive Education located at 601 University Avenue, Madison, Wisconsin 53715, for the following purposes:

1. To elect three Class I directors to hold office until the 2011 annual meeting of shareholders and until their successors are duly elected and qualified.

2. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The close of business on March 5, 2008 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

        A proxy for the meeting and a proxy statement are enclosed herewith.

By Order of the Board of Directors FIRST BUSINESS FINANCIAL SERVICES, INC.

/s/ Barbara M. Conley

Barbara M. Conley Corporate Secretary

Madison, Wisconsin April 3, 2008

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

IF YOU PREFER, YOU MAY VOTE BY TELEPHONE OR VIA THE INTERNET. INSTRUCTIONS ARE INCLUDED ON THE PROXY CARD.

FIRST BUSINESS FINANCIAL SERVICES, INC.
401 Charmany Drive
Madison, Wisconsin 53719

PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 5, 2008

        This proxy statement is being furnished to shareholders by the Board of Directors (the “Board”) of First Business Financial Services, Inc. (the “Company”) beginning on or about April 3, 2008 in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Monday, May 5, 2008, at 6:00 P.M., local time, at the Fluno Center for Executive Education at 601 University Avenue, Madison Wisconsin 53715, and all adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

        Execution of a proxy given in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or at the annual meeting.

        A proxy, in the enclosed form, that is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained in the proxy. The shares represented by executed but unmarked proxies will be voted FOR the three persons nominated for election as directors referred to in the proxy statement, and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of three directors, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

        Only holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on March 5, 2008 are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 2,510,657 shares of Common Stock, each of which is entitled to one vote per share.

ELECTION OF DIRECTORS

        The Company’s By-Laws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect three directors to hold office until the 2011 annual meeting of shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the three persons named as nominees herein. The Board has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Each director will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors. Votes will be tabulated by an inspector of elections appointed by the Board.

        The following sets forth certain information, as of February 29, 2008, about the Board’s nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.

Nominees for Election at the Annual Meeting

Terms expiring at the 2011 Annual Meeting

        Jerome J. Smith, age 63, has served as a Director of the Company since December, 1989, and Chair of the Board of Directors of the Company since July, 2006. He served as Chief Executive Officer from December, 1989 to December, 2006. He served as President of the Company from December, 1989 to February, 2005. He also served as President and Chief Executive Officer of First Business Bank from December, 1989 to July, 1999 and as Chairman of its Board of Directors from April, 2001 to December, 2003.

        Leland C. Bruce, age 67, has served as a Director of the Company since December, 2001, and is a member of the Corporate Governance and Nominating Committee and the Compensation Committee. In addition, he serves as a Director of First Business Bank and First Business Capital Corp., and sits on the Directors’ Loan Committee of each of these subsidiaries of the Company. Mr. Bruce is the President, Chief Executive Officer and Chairman of the Bruce Company of Wisconsin, Inc., a company providing landscaping and golf course construction, which he founded.

        Loren D. Mortenson, age 68, has served as a Director of the Company since January, 1994 and is a member of the Compensation Committee. He served as Chairman of Mortenson, Matzelle & Meldrum, Inc., an independent insurance agency, from 1968 to 2007.

THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE “FOR” SUCH NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” SUCH NOMINEES.

Directors Continuing in Office

Terms expiring at the 2009 Annual Meeting

        Mark D. Bugher, age 59, has served as a Director of the Company since July, 2005 and is a member of the Audit Committee and the Compensation Committee. Mr. Bugher is the Director of University Research Park in Madison, Wisconsin. Prior to this role, Mr. Bugher served as the Secretary of the State of Wisconsin Department of Administration from 1996 to 1999. From 1988 to 1996, he served as Secretary of the State of Wisconsin Department of Revenue. Mr. Bugher serves in leadership positions as chair or board member to many organizations promoting economic development in Wisconsin.

        Corey A. Chambas, age 45, has served as Chief Executive Officer of the Company since December, 2006, as President of the Company since February, 2005 and as a Director since July, 2002. He served as Chief Operating Officer of the Company from February, 2005 to September, 2006 and as Executive Vice President of the Company from July, 2002 to February, 2005. He served as Chief Executive Officer of First Business Bank from July, 1999 to September, 2006 and as President of First Business Bank from July, 1999 to February, 2005. He currently serves as a Director of First Business Bank-Milwaukee, First Business Equipment Finance, LLC, First Business Capital Corp, First Madison Investment Corp. and FMCC Nevada Corp.

        Gary E. Zimmerman, age 65, has served as a Director of the Company since April, 1991 and is Chair of the Compensation Committee and of the Corporate Governance and Nominating Committee. Mr. Zimmerman has been Chairman of Terra Engineering and Construction Corporation from March, 1974 to the present. In addition, he was President and Chief Executive Officer of Terra from March, 1973 to November, 1999.

Terms expiring at the 2010 Annual Meeting

        Jan A. Eddy, age 58, has served as a Director of the Company since October, 2003 and is a member of the Audit and Corporate Governance and Nominating Committees. She also serves as the Chair of the Board of Directors of First Business Bank and sits on the Governance Committee. She has served as a Director of First Business Bank since April, 1990. Ms. Eddy served as President and Chief Executive Officer of Wingra Technologies, a designer and distributor of software, from October, 1991 to January, 2005. Quest Software purchased Wingra Technologies in January, 2005. Ms. Eddy held the position of Business Development Executive at Quest Software from January, 2005 to October, 2005.

        John M. Silseth, age 52, has served as a Director of the Company since October, 2006 and is a member of the Audit Committee. He also serves as Chair of the Board of Directors of First Business Bank-Milwaukee and sits on the Directors’ Loan Committee. Mr. Silseth has been President of Antietam LLC, a private investment firm located in Milwaukee, Wisconsin, since 1986. He also serves on the Board of Directors of various Antietam portfolio companies, other privately held companies, and charitable organizations.

        Dean W. Voeks, age 65, has served as a Director of the Company since April, 1996, is Chair of the Audit Committee and is a member of the Corporate Governance and Nominating Committee. From January, 1991 until October, 2001, Mr. Voeks was the President and Chief Executive Officer of Chorus Communications Group Ltd., a telecommunications company.

BOARD OF DIRECTORS

Independent Directors and Annual Meeting Attendance

        Of the nine directors currently serving on the Board of Directors, the Board has determined that Leland C. Bruce, Mark D. Bugher, Jan A. Eddy, Loren D. Mortenson, John M. Silseth, Dean W. Voeks and Gary E. Zimmerman are “independent directors” as that term is defined in the listing standards of The Nasdaq Stock Market, Inc.

        Directors are expected to attend the Company’s annual meeting of shareholders each year. Eight of the nine directors who were directors at the time of the Company’s 2007 Annual Meeting attended the meeting.

Committees

        The Board held six meetings in 2007. Each director who was a director in 2007 attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period in which the director served and (2) the total number of meetings held by all committees of the Board on which such director served during the period in which the director served in 2007.

        The Board has a standing Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. Each of these committees has the responsibilities set forth in formal written charters adopted by the Board. Copies of these charters are available free of charge on the Company’s website located at www.firstbusiness.com.

        The Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by overseeing the Company’s accounting and financial reporting processes and the audits of the financial statements of the Company. The Audit Committee presently consists of Dean W. Voeks (Chair), Mark D. Bugher, Jan A. Eddy and John M. Silseth, each of whom meets the independence standards of The Nasdaq Stock Market, Inc. and the Securities and Exchange Commission for audit committee members. The Board has determined that John M. Silseth qualifies as an “audit committee financial expert,” as that term is defined by the Securities and Exchange Commission, because he has the requisite attributes through his education and experience. The Audit Committee held five meetings in 2007.

        The Compensation Committee reviews and recommends to the Board the compensation structure for the Company’s directors, officers and other managerial personnel, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation, and administers the Company’s equity incentive plans. Gary E. Zimmerman (Chair), Leland C. Bruce, Mark D. Bugher and Loren D. Mortenson are the current members of the Compensation Committee. The Compensation Committee held five meetings in 2007.

        The Corporate Governance and Nominating Committee’s primary functions are to: (1) recommend persons to be selected by the Board as nominees for election as directors, (2) recommend persons to be elected to fill any vacancies on the Board, (3) lead the Board in its annual review of Board performance and (4) develop and recommend to the Board corporate governance principles, policies and procedures. The Corporate Governance and Nominating Committee consists of Gary E. Zimmerman (Chair), Leland C. Bruce, Jan A. Eddy and Dean W. Voeks each of whom meets the independence standards of The Nasdaq Stock Market, Inc. for nominating committee members. The Corporate Governance and Nominating Committee held three meetings in 2007.

Nominations of Directors

        The Corporate Governance and Nominating Committee will consider persons recommended by shareholders to become nominees for election as directors. Recommendations for consideration by the Corporate Governance and Nominating Committee should be sent to the Corporate Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee. The Company’s By-laws also set forth certain requirements for shareholders wishing to nominate director candidates directly for consideration by the shareholders. With respect to an election of directors to be held at an annual meeting, a shareholder must, among other things, give notice of an intent to make such a nomination to the Corporate Secretary of the Company not less than 60 days or more than 90 days prior to the date of the previous year’s annual meeting (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days).

        In identifying and evaluating nominees for director, the Corporate Governance and Nominating Committee seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to the Company. The Corporate Governance and Nominating Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee. In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Corporate Governance and Nominating Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. In addition, the Board and the Corporate Governance and Nominating Committee believe that the following specific qualities and skills are necessary for all directors to possess:

•	A director must display high personal and professional ethics, integrity and values.

•	A director must have the ability to exercise sound business judgment.

•	A director must be accomplished in his or her respective field, with broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.

•	A director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.

•	A director must be independent of any particular constituency, be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value.

•	A director must have sufficient time available to devote to activities of the Board of Directors and to enhance his or her knowledge of the Company’s business.

        The Board also believes the following qualities or skills are necessary for one or more directors to possess:

•	One or more of the directors generally should be active or former executive officers of public or private companies or leaders of major complex organizations, including commercial, scientific, government, educational and other similar institutions.

•	Directors must be selected so that the Board is a diverse body.

Communications with the Board of Directors

        Shareholders may communicate with the Board by writing to First Business Financial Services, Inc., Board of Directors (or, at the shareholder’s option, to a specific director), c/o Barbara M. Conley, Corporate Secretary, 401 Charmany Drive, Madison, Wisconsin 53719. The Corporate Secretary will ensure that the communication is delivered to the Board or the specified director, as the case may be.

REPORT OF THE AUDIT COMMITTEE

        In accordance with its written charter, the Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by overseeing the Company’s accounting and financial reporting processes and the audits of the financial statements of the Company.

        In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2007 Annual Report on Form 10-K with the Company’s management and independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

        The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Company’s independent registered public accounting firm provided to the Audit Committee the written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and the Audit Committee discussed with the independent registered public accounting firm the firm’s independence. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm on a case-by-case basis. The Audit Committee has considered whether the provision of the services related to the Audit-Related Fees, Tax Fees and All Other Fees set forth in “Miscellaneous—Independent Registered Public Accounting Firm” was compatible with maintaining the independence of the independent registered public accounting firm and determined that such services did not adversely affect the independence of the firm.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

        This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE

Dean W. Voeks, Chair
Mark D. Bugher
Jan A. Eddy
John M. Silseth

PRINCIPAL SHAREHOLDERS

Management and Directors

        The following table sets forth certain information regarding the beneficial ownership of Common Stock as of February 29, 2008 by: (i) each director and director nominee; (ii) each of the executive officers named in the “Summary Compensation Table”; and (iii) all of the directors, director nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned. As of February 29, 2008, there were 2,510,657 shares of Common Stock outstanding.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Gary E. Zimmerman	92,336 (1)	3.7%
Leland C. Bruce	74,670 (2)	3.0%
Corey A. Chambas	73,073 (3)	2.9%
Jerome J. Smith	57,400	2.3%
John M. Silseth	32,893	1.3%
Michael J. Losenegger	21,075 (3)	*
Charles H. Batson	17,975	*
Loren D. Mortenson	10,000	*
Jan A. Eddy	7,428	*
Dean W. Voeks	5,335	*
Mark D. Bugher	1,500	*
All directors, nominees and executive
officers as a group (15 persons)	468,579 (4)	18.1%

* Denotes less than 1%.

1)	Includes 5,632 shares held by Mr. Zimmerman’s spouse through an IRA.

2)	Includes 6,096 shares held by Mr. Bruce’s spouse and 12,500 shares held by LCB, LLC.

3)	Includes shares of Common Stock that may be purchased under stock options which are currently exercisable or exercisable within 60 days of March 1, 2008 as follows: Mr. Chambas, 30,182 shares; Mr. Losenegger, 15,000 shares; and all directors, nominees and executive officers as a group, 83,991 shares.

4)	Includes 15,483 shares held by spouses of the group.

Other Beneficial Owners

        The following table sets forth certain information regarding beneficial ownership as of December 31, 2007 by the only other person known to the Company to own more than 5% of the outstanding Common Stock. The beneficial ownership information set forth below has been reported in filings made by the beneficial owner with the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
Sam Jacobsen
3541 Bishops Way
Middleton, WI 53562	333,536	13.3%

SUMMARY COMPENSATION TABLE

        The following table sets forth for each of the named executive officers: (1) the dollar value of base salary and bonus earned; (2) the dollar value of the compensation cost of all outstanding stock and option awards recognized over the requisite service period, computed in accordance with FAS 123R (without reduction for estimated forfeitures); (3) the dollar value of earnings under the non-equity incentive plan; (4) the change in pension value; (5) all other compensation; and (6) the dollar value of the total compensation. The named executive officers are Corey A. Chambas, President and Chief Executive Officer, Charles H. Batson, President and Chief Executive Officer of First Business Capital Corp. and Michael J. Losenegger, Chief Operating Officer of the Company.

        Name and principal position

Name and principal position	Year	Salary ($)	(a) Bonus ($)	(b) Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	(c) Change in pension value ($)	(d) All other compensation ($)	Total ($)
Corey A. Chambas, President &	2007	265,000	0	76,699	0	86,417	34,168	18,011	480,295
Chief Executive Officer	2006	240,000	0	146,965	0	18,288	31,689	14,954	451,896
Charles H. Batson, President &
Chief Executive Officer	2007	197,500	0	49,624	0	89,902	0	16,112	353,138
First Business Capital Corp.	2006	190,008	150,000	141,000	0	21,186	0	3,900	506,094
Michael J. Losenegger	2007	183,600	0	46,115	0	40,282	0	15,909	285,906
Chief Operating Officer	2006	165,000	0	82,750	0	16,748	0	14,092	278,590

a)	Mr. Batson received a signing bonus of $150,000 at the time he commenced employment.
b)	The value of the restricted stock awards is computed by multiplying the number of shares granted times the market value on the grant date.
c)	The change for Mr. Chambas is the increase in the present value of the amount due at normal retirement under his supplemental retirement agreement.
d)	The Company provided a 3% 401(k) match in 2007 and 2006 and a 2.76% discretionary profit sharing contribution in 2007 and a 1.2% discretionary profit sharing contribution in 2006 for each of the named executive officers as follows: Mr. Chambas, $6,750 and $6,210 for 2007 and $6,600 and $2,640 for 2006; Mr. Losenegger, $5,508 and $5,711 for 2007 and $5,832 and $2,428 for 2006; Mr. Batson, $6,003 and $6,209 for 2007 and Mr. Batson did not receive the 401(k) match or profit sharing contribution in 2006 because he had not been employed for the required one year employment period as of December 31, 2006. Mr. Chambas and Mr. Losenegger have the use of vehicles owned by the Company. The other compensation listed is the value of their personal mileage, included as a “taxable Fringe” on their respective W-2‘s. Mr. Batson receives a $325 per month automobile allowance.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

        The following table sets forth information on outstanding option and stock awards held by the named executive officers at December 31, 2007, including the number of shares underlying both exercisable and unexercisable portions of each stock option, and the expiration date of each outstanding option.

	Option Awards				Stock Awards
Name and principal position	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option expiration price ($)	(a) Option expiration date	(b) Grant date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Corey A. Chambas	7,432	0	19.00	10/15/11
President & Chief Executive Officer	10,000	0	22.00	1/27/13
	7,500	2,500	24.00	10/18/14
	3,500	3,500	25.00	2/17/15
					2/1/06	2,250	39,375
					10/18/06	2,625	45,938
					7/16/07	3,975	69,563
Charles H. Batson, President &
Chief Executive Officer					1/3/06	4,500	78,750
First Business Capital Corp					7/16/07	2,475	43,313
Michael J. Losenegger	5,000	0	22.00	1/27/13
Chief Operating Officer	2,500	0	22.00	10/20/13
	3,750	1,250	24.00	10/18/14
	2,500	2,500	25.00	2/17/15
					2/1/06	1,257	21,998
					9/21/06	1,425	24,938
					7/16/07	2,300	40,250

a)	All option grants vest at 25% per year for four years from the grant date. Option grants that expire on 10/15/2011, 1/27/2013 and 10/20/2013 are fully vested; option grants that expire on 10/18/2014 are 75% vested with 25% vesting on 10/18/2008; option grants that expire on 2/17/2015 are 50% vested, with 25% vesting on 2/17/2008 and 25% vesting on 2/17/2009.

b)	All restricted stock grants vest at 25% per year for four years from the grant date. The unvested restricted stock will vest as follows. For the grant dated 1/3/2006 to Mr. Batson: 1,500 shares on 1/3/2008; 1,500 shares on 1/3/2009 and 1,500 shares on 1/3/2010. For the grant dated 2/1/2006 to Mr. Chambas: 750 shares on 2/1/2008; 750 shares on 2/1/2009 and 750 shares on 2/1/2010. For the grant dated 2/1/2006 to Mr. Losenegger: 419 shares on 2/1/2008; 419 shares on 2/1/2009 and 419 shares on 2/1/2010. For the grant dated 9/21/06 to Mr. Losenegger: 475 shares on 9/21/08; 475 shares on 9/21/09; and 475 shares on 9/21/10. For the grant dated 10/18/06 to Mr. Chambas: 875 shares on 10/18/08; 875 shares on 10/18/09 and 875 shares on 10/18/10. For the grants dated 7/16/07 to Mr. Chambas, Mr. Batson, and Mr. Losenegger: 25% will vest on 7/16/08; 25% will vest on 7/16/09; 25% will vest on 7/16/10; and 25% will vest on 7/16/11.

DISCLOSURE REGARDING TERMINATION AND
CHANGE IN CONTROL PROVISIONS

        On January 1, 2005, First Business Bank, a subsidiary of the Company, amended and restated an agreement with Corey Chambas, President and Chief Executive Officer of the Company and former President and Chief Executive Officer of First Business Bank. The agreement provides Mr. Chambas with retirement and death benefits as well as certain change in control benefits as outlined below.

        Mr. Chambas is entitled to a change in control benefit if, within two years after the change in control, one of the following occurs:

i)	The Company terminates Mr. Chambas’ employment without cause;
ii)	Mr. Chambas terminates his employment within three months after being demoted or moved outside Milwaukee, Ozaukee, Waukesha, or Dane counties;
iii)	Mr. Chambas terminates his employment within three months after his salary is reduced by 10% or more without his agreement; or
iv)	.Mr. Chambas voluntarily terminates his employment within three months of the change in control.

        If Mr. Chambas’ employment is terminated pursuant to (i), (ii), or (iii), the amount of the change in control benefit payable to Mr. Chambas is equal to the aggregate of the fair value of Mr. Chambas’ unvested stock options and restricted shares issued by the Company calculated as of the date of his termination or separation from employment, plus such additional amount as will, when added to any parachute payment, as defined in Section 280G of the Internal Revenue Code, made to Mr. Chambas contingent upon the change in control, equal 2.99 times his salary. In the event the amount is greater than the amount allowable as defined in Section 280G, Mr. Chambas will be paid the lesser amount. If Mr. Chambas’ employment is terminated pursuant to (iv), the change in control benefit payable to Mr. Chambas is equal to two times his salary, unless it is greater than the amount allowable as defined in Section 280G, in which event the lesser amount would be paid to Mr. Chambas.

        Under the agreement, Mr. Chambas is prohibited from competing with the Company for a period of two years after the termination of his employment.

        A “change in control” of the Company is deemed to have occurred if: (i) any person becomes the beneficial owner of securities of the Company representing at least fifty percent of the combined voting power of the Company’s then outstanding securities; (ii) during any twelve consecutive months, individuals who, at the beginning of the twelve month period constitute the Board, cease for any reason to constitute a majority of the Board; provided, however, a change in control shall not occur pursuant to this provision, if a new director is approved by a vote of at least a majority of the directors serving on the Board, and these directors either were directors at the beginning of the twelve month period or whose election or nomination for election was so approved; or (iii) the shareholders of the Company approve: (A) a plan of complete liquidation of the Company; or (B) an agreement for the sale or disposition of all or substantially all of the Company’s assets; or (C) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding prior thereto continuing to represent at least fifty percent of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after or within one year following such merger, consolidation, or reorganization.

        The following table describes the potential payments upon termination or a change in control for Mr. Chambas. The table assumes that his employment was terminated on December 31, 2007, and the price per share was $17.50, the closing price of the Company’s common stock on December 31, 2007. A description of the circumstances that would trigger payments or the provision of benefits to Mr. Chambas, how such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits and other material factors regarding the agreement, as well as other material assumptions that the Company has made in calculating the estimated compensation in the following table.

Executive Benefits and Payments upon :	Termination by Company for Cause or by Executive ($)	Termination by Company not for Cause ($)	Death ($)	Change in Control ($)	(a) Termination by Company not for Cause or by Executive for Good Reason Following Change in Control ($)	(a) Voluntary Termination by Executive Within Three Months of a Change in Control ($)
Compensation
Severance	0	715,500	0	0	718,398	715,500
Consulting Agreement	0	10,000	0	0	10,000	10,000
Stock Options Unvested &
Accelerated	0	0	0	0	0	0
Restricted Stock Unvested &
Accelerated	0	0	154,875	154,875	0	0
Benefits and Perquisites
Supplemental Retirement Benefits	0	0	1,500,000	0	0	0
Total	0	725,500	1,654,875	154,875	728,398	725,500

(a)	The total benefit to Mr. Chambas excludes the value received through the acceleration of unvested stock options and restricted stock because the value is transferred upon the occurrence of a change in control and is not contingent upon a separation from the Company.

The amounts listed are those benefits and payments that would become due and payable as if the event occurred on December 31, 2007.

Mr. Chambas’ other potential benefits do not become vested either partially or completely until December 1, 2016.

        The agreement also provides that, in the event Mr. Chambas dies while in the employ of the Company, the Company shall pay to his designated beneficiary or to his estate, the sum of $1,500,000. The death benefit is paid over a period of ten years beginning on the 15th day of the month immediately following Mr. Chambas’ death. Under normal circumstances, the death benefit is paid in lieu of, rather than in addition to the retirement benefit. If, however, the amount of normal or early retirement benefit Mr. Chambas would be entitled to on the day of his death exceeds the amount of the death benefit, the retirement benefit shall be paid as a replacement for the death benefit.

        If Mr. Chambas is terminated for a reason other than cause prior to a change in control or more than two years after a change in control, he will be entitled to a severance benefit equal to the greater of two times his salary (defined above) or the amount of any early or normal retirement benefit. If Mr. Chambas is terminated for cause, all of the Company’s obligations to pay any benefit under the agreement shall immediately become null and void. Mr. Chambas is generally prohibited from competing with the Company for a period of two years following the date of his termination of employment.

        “Cause” shall be determined by the Board, in the exercise of good faith and reasonable judgment, and shall generally mean any of the following:

i)	The willful, intentional, and continued failure by Mr. Chambas to substantially perform his duties to the best of his ability after a written demand for performance is delivered by the board to Mr. Chambas that identifies the failure to perform such duties if such failure is not remedied within ninety calendar days after receipt of the written demand by Mr. Chambas;
ii)	The occurrence of Mr. Chambas’ conviction for committing an act of fraud, embezzlement, theft, or other act constituting a felony substantially related to the circumstances of his duties; or material breach by Mr. Chambas of the bank laws of Wisconsin or the United States or any regulation issued by state or federal regulatory authority having jurisdiction over the banking affairs of the First Business Bank, or any of its subsidiary, parent, or affiliated organizations; or an act that disqualifies Mr. Chambas from serving as an officer or director of a bank under Wisconsin or federal banking laws.

        On February 6, 2006, First Business Capital Corp. (“FBCC”), a subsidiary of First Business Bank, entered into an Executive Change in Control Severance Agreement with Charles H. Batson, President and Chief Executive Officer of FBCC. The Agreement was modified and restated on February 1, 2007 and on August 6, 2007.

        The agreement is triggered by a change in control of FBCC or the Company and requires FBCC or the Company to make payment of severance benefits to Mr. Batson if any event defined as a qualifying termination occurs. A qualifying termination is defined as:

i)	Separation from service with FBCC or the Company due to FBCC’s or the Company’s involuntary termination of Mr. Batson’s employment without cause; or
ii)	Separation from service with FBCC or the Company due to Mr. Batson’s termination of employment for good reason, meaning any one or more of the following:
•	A material reduction of Mr. Batson’s authorities, duties, or responsibilities as President and CEO;
•	A requirement that Mr. Batson move to a location in excess of one hundred miles from his principal job location;
•	A reduction in Mr. Batson’s base salary in effect at the time of the change in control;
•	The failure of the FBCC or the Company to continue Mr. Batson’s participation in employee benefit programs, non-equity incentive programs, or other compensation arrangements then in effect;
•	The failure of FBCC or the Company to obtain a satisfactory agreement from any successor to the Company to perform the Company’s obligations under this agreement;
•	A material breach of this agreement by FBCC or the Company that is not remedied within ten business days of receipt of a written notice of the breach delivered to FBCC or the Company by Mr. Batson.

        The following table describes the payments that would be made to Mr. Batson if a qualified termination had occurred on December 31, 2007.

Charles H. Batson

Executive Benefits and Payments upon:	Change in Control resulting in a Qualified Termination ($)
Compensation
Non Equity Incentive Plan	89,902
Severance	464,125
Restricted Stock Unvested & Accelerated	122,063
Benefits and Perquisites
Health Benefits	18,513
Total	694,602

        If Mr. Batson becomes entitled to severance benefits, FBCC is obligated to pay to and provide him with:

i)	A lump sum cash amount equal to Mr. Batson’s unpaid base salary, accrued vacation pay, and unreimbursed business expenses from the most recently completed fiscal year;
ii)	Any amount payable to Mr. Batson under the non-equity incentive compensation plan then in effect;
iii)	A cash amount equal to two times Mr. Batson’s annual base salary;
iv)	A lump sum cash amount equal to the greater of (i) Mr. Batson’s then current target incentive compensation opportunity established under any annual non-equity incentive plan; or (ii) his target incentive compensation opportunity in effect prior to the change in control; and
v)	The continuation of Mr. Batson’s health insurance coverage for eighteen months from the effective date of termination.

        Subject to certain exceptions, a “change in control” will occur if any of the following events occur, provided that, for purposes of this definition, “Company” includes both FBCC and First Business Financial Services, Inc.:

i)	The acquisition by any individual, entity, or group, of beneficial ownership of more than fifty percent of the combined voting power of the Company’s outstanding securities with respect to the election of directors of the Company;
ii)	The consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however a Corporate Transaction pursuant to which all or substantially all of the individuals or entities who are the beneficial owners of the Company immediately prior to the Corporate Transaction will beneficially own, directly or indirectly, more than fifty percent of the outstanding shares of common stock of the resulting entity and of the combined voting power of the outstanding securities entitled to vote for the election of directors of such entity; or

iii)	During any period of not more than twelve consecutive months, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director whose election by the Board of Directors of the Company or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority.

        On August 6, 2007, the Company entered into an Executive Change in Control Severance Agreement with Michael J. Losenegger, Chief Operating Officer of the Company. The agreement is triggered by a change in control of the Company and requires the Company to make payment of severance benefits to Mr. Losenegger if any event defined as a qualifying termination occurs. A qualifying termination is defined as:

i)	Separation from service with the Company due to the Company’s involuntary termination of Mr. Losenegger’s employment without cause; or
ii)	Separation from service with the Company due to Mr. Losenegger’s termination of employment for good reason, meaning any one or more of the following:
•	A material reduction of Mr. Losenegger’s authorities, duties, or responsibilities as Chief Operating Officer;
•	A requirement that Mr. Losenegger move to a location in excess of one hundred miles from his principal job location;
•	A reduction in Mr. Losenegger’s base salary in effect at the time of the change in control;
•	The failure of the Company to continue Mr. Losenegger’s participation in employee benefit programs, non-equity incentive programs, or other compensation arrangements then in effect;
•	The failure of the Company to obtain a satisfactory agreement from any successor to the Company to perform the Company’s obligations under this agreement;
•	A material breach of this agreement by the Company that is not remedied within ten business days of receipt of a written notice of the breach delivered to the Company by Mr. Losenegger.

        The following table describes the payments that would be made to Mr. Losenegger if a qualified termination had occurred on December 31, 2007.

Michael J. Losenegger

Executive Benefits and Payments upon:	Change in Control resulting in a Qualified Termination ($)
Compensation
Non Equity Incentive Plan	40,282
Severance	413,100
Restricted Stock Unvested & Accelerated	87,185
Benefits and Perquisites
Health Benefits	15,146
Total	555,713

        If Mr. Losenegger becomes entitled to severance benefits, the Company is obligated to pay to and provide him with:

i)	A lump sum cash amount equal to Mr. Losenegger’s unpaid base salary, accrued vacation pay, and unreimbursed business expenses from the most recently completed fiscal year;
ii)	Any amount payable to Mr. Losenegger under the non-equity incentive compensation plan then in effect;
iii)	A cash amount equal to two times Mr. Losenegger’s annual base salary;
iv)	A lump sum cash amount equal to the greater of (i) Mr. Losenegger’s then current target incentive compensation opportunity established under any annual non-equity incentive plan; or (ii) his target incentive compensation opportunity in effect prior to the change in control; and

v)	The continuation of Mr. Losenegger’s health insurance coverage for eighteen months from the effective date of termination.

        Subject to certain exceptions, a “change in control” will occur if any of the following events occur:

i)	The acquisition by any individual, entity, or group, of beneficial ownership of more than fifty percent of the combined voting power of the Company’s outstanding securities with respect to the election of directors of the Company;
ii)	The consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however a Corporate Transaction pursuant to which all or substantially all of the individuals or entities who are the beneficial owners of the Company immediately prior to the Corporate Transaction will beneficially own, directly or indirectly, more than fifty percent of the outstanding shares of common stock of the resulting entity and of the combined voting power of the outstanding securities entitled to vote for the election of directors of such entity; or
iii)	During any period of not more than twelve consecutive months, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director whose election by the Board of Directors of the Company or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority.

DIRECTOR COMPENSATION

        In 2007, each of the non executive officer directors of the Company received an annual retainer of $20,000. The Chair of the Board of Directors of the Company received an additional annual retainer of $10,000. The Chair of the Compensation Committee and the Chair of the Corporate Governance and Nominating Committee received an additional annual retainer of $3,000, while the Chair of the Audit Committee received an additional annual retainer of $5,000. Non executive officer board and committee members were paid $750 for each board and committee meeting attended in person or via teleconference. All director and committee fees were paid in cash.

Name	Fees earned or paid in cash ($)	(a) Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	(b) All other compensation ($)	Total ($)
Leland C. Bruce	31,250	0	0	0	0	21,600	52,850
Mark D. Bugher	28,250	0	0	0	0	0	28,250
Jan A. Eddy	32,750	0	0	0	0	17,075	49,825
Loren D. Mortenson	27,500	0	0	0	0	0	27,500
John M. Silseth	28,250	0	0	0	0	15,325	43,575
Jerome J. Smith	35,250	22,281	0	0	0	58,149	115,680
Dean W. Voeks	34,750	0	0	0	0	0	34,750
Gary E. Zimmerman	38,000	0	0	0	0	0	38,000

(a)	Mr. Smith has 3,260 restricted shares outstanding as of 12/31/2007.
(b)	Includes Company subsidiary board and committee fees. Mr. Smith’s total includes $54,222 of compensation for consulting services as an employee. Mr. Smith’s total also includes $1,627 of employer 401(k) match.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and holders of 10% or more of the outstanding Common Stock of the Company (“10% holders”) to file reports concerning their ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely upon information provided to the Company by individual directors, executive officers and 10% holders, the Company believes that, during the fiscal year ended December 31, 2007, all of its directors, executive officers and 10% holders complied with the Section 16(a) filing requirements except that Sam Jacobsen, a 10% holder, filed a Form 4 on February 14, 2008 reporting 14 purchases of Company stock between June 26, 2007 and December 28, 2007; John Silseth filed a Form 4 on June 11, 2007 for a purchase of Company stock on June 6, 2007; Loren Mortenson filed a Form 4 on October 3, 2007 for a purchase of Company stock on September 25, 2007 and Charles Batson filed a Form 4 on December 27, 2007 for a purchase of Company stock on December 21, 2007.

RELATED PARTY TRANSACTIONS

        The Company’s executive officers and directors and their associates have been, and the Company anticipates that they will continue to be, clients of the Company’s subsidiary banks, First Business Bank and First Business Bank-Milwaukee (the “Banks”) in the ordinary course of business, which includes maintaining deposit, trust and other fiduciary accounts and obtaining loans. The Banks have granted various types of loans to the Company’s executive officers and directors, and to entities controlled by them. As of December 31, 2007, loans were consistent with similar practices in the banking industry generally, were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank’s other clients, did not involve more than the normal risk of collectibility or present other unfavorable features, and were subject and made in accordance with Federal Reserve Bank Regulation O. All extensions of credit made to the Company’s directors are approved by the Banks’ Boards as insider loans under Regulation O requirements.

MISCELLANEOUS

Independent Registered Public Accounting Firm

        KPMG LLP acted as the independent registered public accounting firm for the Company in 2007. The Audit Committee is solely responsible for the selection, retention, oversight and, when appropriate, termination of the Company’s independent registered public accounting firm. Representatives of KPMG LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

        The fees to KPMG LLP for the fiscal years ended December 31, 2007 and 2006 were as follows:

	2007	2006
Audit Fees(1)	$150,000	$138,000
Audit-Related Fees(2)	--	10,000
Tax Fees(3)	47,040	62,150
All Other Fees	--	--
Total	$197,040	$210,150

(1)	Audit fees consist of fees incurred in connection with the audit of annual financial statements, the review of interim financial statements included in the quarterly reports on Form 10-Q, the issuance of consents and assistance with and review of documents filed with the Securities and Exchange Commission.

(2)	2006 audit related fees consist of fees incurred in connection with the issuance of consents to incorporate by reference KPMG’s Audit Report included in Company’s Annual Report on Form 10-K in two Registration Statements on Form S-8 filed in 2006. In 2006 audited-related fees also consisted of fees for professional services provided in conjunction with amendments to our periodic filings.

(3)	Tax fees consist of fees incurred in connection with tax return preparation, tax planning, tax compliance and related tax advice.

        The Audit Committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by its independent registered public accounting firm. Pursuant to these policies and procedures, the Audit Committee may form, and delegate authority to, subcommittees consisting of one or more members when appropriate to grant such pre-approvals, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. The Audit Committee’s pre-approval policies do not permit the delegation of the Audit Committee’s responsibilities to management. During 2007, no fees to the independent registered public accounting firm were approved pursuant to the de minimis exception under the Securities and Exchange Commission’s rules.

Shareholder Proposals

        Proposals that shareholders of the Company intend to include in the Company’s proxy statement for the 2009 annual meeting and present at the 2009 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), must be received by the Company by the close of business on December 4, 2008. In addition, a shareholder who otherwise intends to present business at the 2009 annual meeting (including nominating persons for election as directors) must comply with the requirements set forth in the Company’s By-Laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the By-Laws, to the Corporate Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the previous year’s annual meeting (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Under the By-Laws, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals shareholders intend to present at the 2009 annual meeting but do not intend to include in the Company’s proxy statement for such meeting) after February 4, 2009 and before March 6, 2009, then the notice will be considered untimely and the Company will not be required to present such proposal at the 2009 annual meeting. If the Board chooses to present such proposal at the 2009 annual meeting, then the persons named in proxies solicited by the Board for the 2009 annual meeting may exercise discretionary voting power with respect to such proposal.

Other Matters

        The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

        Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company’s communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s annual report to shareholders and proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their requests by calling or writing Barbara M. Conley, Corporate Secretary, First Business Financial Services, Inc., 401 Charmany Drive, Madison, Wisconsin 53719.

By Order of the Board of Directors FIRST BUSINESS FINANCIAL SERVICES, INC.

/s/ Barbara M. Conley

Barbara M. Conley Corporate Secretary

April 3, 2008

First Business

FIRST BUSINESS FINANCIAL SERVICES®

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 5, 2008.

Vote by Internet

- Log on to the Internet and go to www.investorvote.com
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE(8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
- Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in X

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed.

1. Class I Director

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Leland C. Bruce*	[ ]	[ ]	02 - Loren D. Mortenson*	[ ]	[ ]	03 - Jerome J. Smith*	[ ]	[ ]

* All nominees to the Board of Directors of the Corporation to serve for three year terms expiring in

To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.
The Corporation is not aware of any such business.

B Non-Voting Items

Change of Address — Please print your new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign and mail in the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If stock is held jointly or in two or more names, all persons so named should sign. A corporation should sign full corporate name by duly authorized officer.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box
____________	____________	____________